UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              April 22, 1999




                         SUBURBAN PROPANE PARTNERS, L.P.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                                 1-14222         22-3410353
--------------------------------------------------------------------------------
(State or other jurisdiction of          (Commission        (I.R.S. Employer
incorporation or organization)            File No.)          Identification No.)



240 ROUTE 10 WEST,         WHIPPANY, NJ         07981
--------------------------------------------------------------------------------
(Address of principal executive office)     (Zip Code)

(973) 887-5300
--------------------------------------------------------------------------------
(Registrant's telephone number, including area code)










                                                                   Page 1 of 6
                                                       Exhibit Index on Page 4

ITEM 5.  OTHER EVENTS.

On April 22, 1999, Suburban Propane Partners, L.P. issued a press release (the "Press Release") regarding earnings and the regular quarterly distribution for the Common Units for the quarter ended March 27, 1999. A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (C) EXHIBITS. A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report.

                                   SIGNATURES



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED:








                                             SUBURBAN PROPANE PARTNERS, L.P.



DATE:  APRIL 23,  1999                       BY: /S/ JANICE G. MEOLA
                                                 --------------------
                                                 JANICE G. MEOLA
                                                 GENERAL COUNSEL AND SECRETARY

                                    EXHIBITS
                                    --------



EXHIBIT NO.                               EXHIBIT
-----------                               -------

99.1                                      Press Release dated April 22, 1999

                                                                   EXHIBIT 99.1
                                                                   ------------

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

    SUBURBAN PROPANE PARTNERS, L.P. REPORTS 27.4% INCREASE IN SECOND QUARTER
           NET INCOME AND DECLARES COMMON UNIT QUARTERLY DISTRIBUTION

WHIPPANY, New Jersey, April 22, 1999 -- Suburban Propane Partners, L.P. (NYSE:SPH) today announced a 27.4% increase in second quarter net income and declared its regular quarterly distribution of $0.50 per Limited Partner Common Unit.

Net income for the three months ended March 27, 1999 increased $10.2 million or 27.4% to $47.2 million, or $1.61 per unit, compared to $37.0 million, or $1.26 per unit, for the comparable period in 1998. EBITDA (earnings before interest, income taxes, depreciation and amortization) increased $9.6 million or 17.8% to $63.5 million compared to $53.9 million in the prior period.

Revenues decreased $8.5 million or 3.7% to $222.0 million compared to $230.4 million in the prior period, primarily due to lower selling prices resulting from decreases in the cost of propane. Retail gallons sold increased 14.9 million gallons or 8.3% to 195.0 million gallons compared to 180.1 million gallons in the prior period, reflecting improved results in all operating areas. Nationwide temperatures were 7% warmer than normal during the second quarter of fiscal 1999, as compared to 13% warmer than normal in the prior period.

Operating and general & administrative expenses increased $1.1 million or 1.8% to $62.2 million, compared to $61.1 million in the prior period, principally resulting from increased expenditures in the information systems area.

In announcing these results, President and Chief Executive Officer Mark A. Alexander said, "We are extremely pleased with these results. Our financial position continues to strengthen as a result of our efforts to improve operating efficiencies and customer satisfaction, despite warmer than normal weather."

Suburban also announced its regular quarterly distribution of $0.50 per Limited Partner Common Unit for the second quarter ended March 27, 1999. The distribution is payable on May 11, 1999, to Common Unit holders of record as of April 30, 1999. In conjunction with the pending Recapitalization, the Partnership will not make the quarterly distribution on its Subordinated Units.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves over 700,000 residential, commercial, industrial and agricultural customers through more than 340 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on the company's web site. Via the Internet, go to WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.

Company contact:  Robert M. Plante
                  Treasurer
                  (973) 503-9252

                                     (more)
                                   Page 5 of 6



                SUBURBAN PROPANE PARTNERS, L.P. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE THREE AND SIX MONTHS ENDED MARCH 27, 1999 AND MARCH 28, 1998
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED                  SIX MONTHS ENDED
                                            MARCH 27, 1999   MARCH 28, 1998     MARCH 27, 1999  MARCH 28, 1998
                                            --------------   --------------     --------------  --------------

Revenues
  Propane ..................................   $ 203,645        $ 214,134          $ 342,435       $ 397,039
  Other ....................................      18,333           16,295             40,759          38,276
                                               ---------        ---------          ---------        --------
                                                 221,978          230,429            383,194         435,315

Costs and Expenses
  Cost of sales ............................      96,237          115,351            165,108         221,008
  Operating ................................      54,972           55,136            107,246         109,066
  Depreciation and amortization ............       8,730            9,173             17,512          18,465
  General and administrative ...............       7,262            6,012             14,588          12,084
  Gain on sale of investment in
       Dixie Pipeline Co. ..................        --               --                 --            (5,090)
                                               ---------        ---------          ---------        --------
                                                 167,201          185,672            304,454         355,533

Income from operations .....................      54,777           44,757             78,740          79,782
Interest expense, net ......................       7,597            7,741             15,183          15,849
                                               ---------        ---------          ---------        --------

Income before provision
  for income taxes .........................      47,180           37,016             63,557          63,933
Provision for income taxes .................          19                5                 26              21
                                               ---------        ---------          ---------        --------
Net income .................................   $  47,161        $  37,011          $  63,531       $  63,912
                                               =========        =========          =========        ========

General Partner's interest in net income ...   $     943        $     740          $   1,271       $   1,278
Limited Partners' interest in net income ...      46,218           36,271             62,260          62,634

Net income per Unit ........................   $    1.61        $    1.26          $    2.17       $    2.18 (b)

Weighted average number of units outstanding      28,726           28,726             28,726          28,726

-----------------------------------------------------------------------------------------------------------------
Supplemental Information:
EBITDA (a) .................................   $  63,507        $  53,930          $  96,252       $  98,247

Retail gallons sold ........................     195,045          180,139            332,648         338,417

(a) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and it is not in accordance with nor superior to generally accepted accounting principles but provides additional information for evaluating the Partnership's ability to distribute the Minimum Quarterly Distribution.

(b) Net income per Unit was $2.01 for the six months ended March 28, 1998, excluding the non-recurring gain on the sale of the Partnership's minority interest in the Dixie Pipeline Co.

                                      # # #

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